Teleflex Incorporated Acquisition of Arrow International, Inc. July 23, 2007 Exhibit 99.1

Forward-Looking Statements Note: The following slides reflect continuing operations. Further historical information including unaudited proforma segment results that reflect discontinued operations is available at www.teleflex.com. This presentation and our discussion contain forward-looking information and statements including, but not limited to, such matters as business strategies, market trends, future financial performance, forecast of diluted earnings per share, forecast of cash flow from operations, cost of restructuring actions, gain or loss from divestitures, and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. Please refer to the Company's SEC filings including its most recent Form 10-K. Segment operating profit is defined as a segment's revenues reduced by its materials, labor, and other product costs along with the segment's selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on sales of businesses and assets, interest income and expense and taxes on income are excluded from the measure.

Jeffrey Black Chairman of the Board and CEO Teleflex Incorporated

Acquisition of Arrow International Transforms Teleflex business portfolio Establishes global leadership of Teleflex Medical in critical care disposables Enhances R&D capabilities Improves overall corporate margins Delivers broader product portfolio Enables significant cost and revenue synergies Drives meaningful accretion beginning in 2009

Repositions Portfolio Towards Medical Market Teleflex Standalone Pro Forma Post Acquisition East 0.35 0.45 Teleflex Standalone Pro Forma Post Acquisition East 0.6 0.7 Medical revenue as a % of 2008 Teleflex total Medical operating profit as a % of 2008 Teleflex total

Ernest Waaser President Teleflex Medical

Teleflex Medical/Arrow International At a Glance Major products: Disposable products, surgical instruments/devices, specialty devices/services Disposable catheters, heart- assist devices and related products for critical and cardiac care Employees: 7,400 4,100 International operations: 18 countries 50% of revenues outside US 17 countries 42% of revenues outside US Primary growth strategy: Acquisitions New product development and R&D

Arrow Products Central Venous Catheters IV Tubing Peripheral Access Central Venous Access Special Procedures Hemodynamic Monitoring Dialysis Access Specialty Catheters Regional Anesthesia Cardiac Care Intra Aortic Balloon & Pump Super Arrow-Flex(r) PSI Critical Care

Disposables > 80% of combined revenues Recurring revenues Favorable demographic trends Complementary product lines and clinical specialty areas Focus on less invasive products that shorten recovery time, improve infection control and enhance patient safety Creating a World Leader in Disposable Medical Products Teleflex Endotracheal Tubes Arrow Hemodialysis Catheters

Combined Critical Care Product Lines

Legend: Teleflex (blue) · Arrow (gold)

CRITICAL CARE

- **Venous Access**
  - Central Venous Access
  - Peripherally Inserted (PICC)
  - IV Tubing
- **Specialty Catheters**
  - Arterial
  - Renal Access
  - Hemodialysis
  - Thrombectomy
  - Micro introducers
  - Dilator Sheath
- **Anesthesia**
  - Regional Anesthesia
  - Epidural
  - Nerve Block
  - Airway Management
  - Circuits / Masks
- **Urology**
  - Foley
  - Intermittent
  - External
  - Suprapubic
- **Respiratory**
  - Humidification
  - Oxygen Therapy
  - Aerosol Therapy
  - Sleep Apnea
- **Surgical**
  - Ligation
  - Sutures
  - Instruments / Services
  - Ports - Trocars
  - Chest Drainage
- **Cardiac**
  - Intra Aortic Balloon Pump
  - Sheath Introducers

10
Teleflex

Synergies Corporate expense, manufacturing synergies, revenue synergies Leverage global infrastructure/low-cost manufacturing Integrated sourcing Sales channels Teleflex: Track record of delivering synergies Acquisition of Hudson RCI delivered greater than expected synergies Integration plan: Dedicated integration team Initial framework and targets already established Continuous oversight and measurement of integration progress

Kevin Gordon Chief Financial Officer Teleflex Incorporated

Transaction Summary Teleflex Acquisition of Arrow International Merger Consideration $45.50 per share in an agreed transaction Enterprise Value $2.0 Billion Implied Premiums 20% to 1-day prior to close of $37.79 Consideration Financing Expected Closing Conditions 100% cash transaction Fully committed financing By fourth calendar quarter Arrow International shareholder approval Applicable governmental and regulatory approvals

Compelling Financial Benefits Pro forma non-GAAP earnings contribution in 2008 GAAP earnings accretion in 2009 and beyond $70 - $75 million of estimated annual pretax synergies by 2010 Improved cash flow generation Maintain current Teleflex dividend Maintain Teleflex authorized share repurchase program

Acquisition Financing Fully committed financing from Bank of America and JP Morgan Permanent financing likely to include combination of bank debt, convertible debt and private placement notes Optimize financing structure based on market conditions Strong cash flow business allows for rapid de- levering

Jeffrey Black Chairman of the Board and CEO Teleflex Incorporated

Acquisition of Arrow International shifts the Teleflex business portfolio towards more profitable medical markets Ongoing portfolio evaluation continues Focus on higher margin businesses with strong niche market positions Reduce cyclicality Invest in businesses where we can differentiate based on brand, engineering innovation, customer service Portfolio Realignment ? Goldman, Sachs engaged to evaluate strategic alternatives for certain businesses in the Commercial Segment Proceeds of any divestitures can be applied to de-levering

Teleflex Incorporated and Arrow International A Compelling Combination Global Leadership World-class R&D Profitable businesses Broad product portfolio Significant synergies Similar cultures Seasoned management team Track record of successful acquisition integration

Question and Answer Session

Additional Information In connection with the proposed transaction and its 2007 annual meeting of shareholders, Arrow intends to file a proxy statement with the Securities and Exchange Commission. Arrow shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments, or supplements to the proxy statement and other documents filed by Arrow with the SEC for free at the internet website maintained by the SEC at www.SEC.gov. Shareholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Teleflex and Arrow, without charge, at the SEC's website (http://www.sec.gov). Free copies of Teleflex's SEC filings are also available on Teleflex's website (www.teleflex.com) and free copies of Arrow's SEC filings are also available on Arrow's website (www.arrowintl.com) or by writing to Arrow International, Inc., 2400 Bernville Road, Reading, Pennsylvania 19605. For a list of participants involved in the proxy solicitation and a description of their direct or indirect interests, please see the 14a-12 Soliciting Materials filed by Arrow on May 9, 2007.